Exhibit 99.1

Harrow Provides Select Preliminary Second Quarter 2023 Financial Guidance

NASHVILLE, Tenn., July 18, 2023 – Harrow (Nasdaq: HROW), a leading U.S. eyecare pharmaceutical company, today announced the following select preliminary second quarter 2023 financial guidance:

●	Second quarter 2023 revenues in excess of $31.0 million compared with prior-year second quarter revenues of $23.3 million
●	Second quarter 2023 Adjusted EBITDA (a non-GAAP measure) in excess of $9.3 million

Management expects to release full second quarter 2023 financial results on August 9, 2023.

About Harrow

Harrow Health, Inc. (Nasdaq: HROW) is a leading U.S. eyecare pharmaceutical company engaged in the discovery, development, and commercialization of innovative ophthalmic prescription therapies that are accessible and affordable. Harrow owns U.S. commercial rights to ten branded FDA-approved ophthalmic pharmaceutical products. Harrow also owns and operates ImprimisRx, a leading U.S. ophthalmic-focused pharmaceutical compounding business, which also serves as a mail-order pharmacy licensed to ship prescription medications in all 50 states. Harrow has non-controlling equity positions in Surface Ophthalmics, Inc. and Melt Pharmaceuticals, Inc., companies that began as subsidiaries of Harrow. Harrow also owns royalty rights in four late-stage drug candidates being developed by Surface and Melt.

Non-GAAP Measures

Management utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with General Accepted Accounting Principles (“GAAP”), to evaluate the Company’s financial results and performance and to plan and forecast future periods. Investors are encouraged to review the Company’s complete results of operations and additional information provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Management believes that Adjusted EBITDA reflects an additional way of viewing aspects of the Company’s operations that, when viewed in conjunction with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business.

Although we are providing management guidance on anticipated Adjusted EBITDA, we are unable to determine with reasonable certainty the ultimate outcome of certain items necessary to calculate net income, the most directly comparable GAAP measure, without unreasonable effort. These items include, but are not limited to, final calculation of investment related gains/losses, inventory reserves, profit transfers, revenue discounts, returns, chargebacks and stock-based compensation. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. All estimates presented are subject to completion of the applicable quarter-end closing procedures. Our actual results for such period are not expected to be available until early August 2023 and may vary from these estimates. In addition, estimated financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the estimated financial information described above will not materialize or will vary significantly from actual results. Accordingly, undue reliance should not be placed on this estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and under similar headings in the documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as well as our financial statements, related notes and other financial information included in the Company’s filings with the SEC.

-MORE-

HROW Provides Select Preliminary Second Quarter 2023 Financial Guidance

July 18, 2023

The foregoing guidance on anticipated results for the three months ended June 30, 2023, has not been reviewed by our auditors, is based on preliminary information as of the date hereof and is subject to material changes following completion of the quarter-end review process and other adjustments that may be made before our financial results are finalized. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ended June 30, 2023, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to completion of applicable quarter-end closing procedures. Additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb

Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

-END-